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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-143451 on Form S-3 of our reports dated February 28, 2008, relating to the consolidated financial statements of KKR Financial Holdings LLC and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurement, and Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, effective January 1, 2007), appearing in this Annual Report on Form 10-K of KKR Financial Holdings LLC for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 28, 2008

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  Exhibit 23.1